UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2023

Ouster, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39463	86-2528989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Treat Avenue

San Francisco, California 94110

(Address of principal executive offices) (Zip Code)

(415) 949-0108

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OUST	New York Stock Exchange
Warrants to purchase common stock	OUST WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Transitions

As previously disclosed, on February 10, 2023 (the “Effective Date”), Ouster, Inc. (the “Company” or “Ouster”) completed its merger of equals with Velodyne Lidar, Inc. (“Velodyne”) pursuant to an Agreement and Plan of Merger between Ouster, Velodyne, Oban Merger Sub, Inc. and Oban Merger Sub II LLC (the “Merger Agreement”) (the “Mergers”). In connection with the closing of the Mergers, on the Effective Date, the Board of Ouster appointed Mark Weinswig to serve as Ouster’s Chief Financial Officer, effective on such date, succeeding Anna Brunelle, current Chief Financial Officer of Ouster. Mr. Weinswig has also been designated as Ouster’s principal financial officer and principal accounting officer, succeeding Ms. Brunelle in such roles.

Mr. Weinswig, 50, served as the Chief Financial Officer of Velodyne from May 2022 to December 2022. From 2018 through May 2022, Mr. Weinswig served as the Chief Financial Officer of Avinger, Inc., a Nasdaq-listed medical device company (“Avinger”). Prior to joining Avinger, Mr. Weinswig served as Chief Financial Officer at Aqua Metals, Inc., a Nasdaq-listed heavy metal recycling company, from August 2017 to March 2018. Mr. Weinswig has previously served as Chief Financial Officer of One Workplace, a designer and manufacturer of customized workspaces, from July 2016 to July 2017. From October 2010 to June 2016, Mr. Weinswig served as Chief Financial Officer of Emcore Corporation, a Nasdaq-listed designer and manufacturer of indium phosphide optical chips, components, subsystems and systems for the broadband and specialty fiber optics market. Earlier in his career Mr. Weinswig worked at Coherent, Inc., Avanex Corporation, which merged with Bookham Technology, Morgan Stanley and PricewaterhouseCoopers. He received an M.B.A. from the University of Santa Clara and a B.S. in business administration with an accounting major from Indiana University. He also holds the CFA and CPA designations. There are no family relationships between Mr. Weinswig and any directors or executive officers of Ouster, nor does Mr. Weinswig have a direct or indirect material interest in any transactions or proposed transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As Ouster’s Chief Financial Officer, Mr. Weinswig will continue to be paid base salary at the rate of $370,000 per year and be eligible for an annual target bonus opportunity of 70% of base salary. Mr. Weinswig will also continue to be covered by the severance and change in control agreement Mr. Weinswig entered into with Velodyne, which provides certain benefits if Mr. Weinswig’s employment is terminated in connection with or following the Mergers. Under such agreement, if Mr. Weinswig’s employment is terminated without “Cause” or Mr. Weinswig resigns for “Good Reason” within twelve months following the closing of the Mergers, and subject to Mr. Weinswig’s timely execution of a release of claims, Mr. Weinswig will be eligible for (i) 12 months of base salary, (ii) a payment equal to Mr. Weinswig’s annual target bonus, (iii) 12 months of COBRA premium reimbursement; (iv) 100% accelerated vesting of all time-based equity awards; and (v) 100% accelerated vesting of performance-based restricted stock units at the greater of target or actual level of achievement of performance goals.

In connection with Mr. Weinswig’s appointment, Mr. Weinswig is expected to enter into Ouster’s standard form of indemnification agreement for directors and officers.

Under the Merger Agreement, in connection with Ms. Brunelle’s separation from service with Ouster, Ms. Brunelle is eligible to receive the severance benefits set forth in Velodyne’s form of severance and change in control agreement on the terms and conditions thereof. Accordingly, subject to Ms. Brunelle’s timely execution of a release of claims, Ms. Brunelle will be eligible for (i) 12 months of base salary, (ii) a payment equal to the executive’s annual target bonus, (iii) 12 months of COBRA premium reimbursement; and (iv) 100% accelerated vesting of all equity awards.

As of the Effective Date, Adam Dolinko has also ceased serving as Ouster’s General Counsel and Secretary as of the Effective Date. Ouster’s Deputy General Counsel, Megan Chung, has been appointed to succeed Mr. Dolinko as the Company’s new General Counsel and Secretary. Ms. Chung, 49, previously served as the Company’s Deputy General Counsel since July 2021. Prior to joining the Company, Ms. Chung served as a Partner at the law firm of Kilpatrick Townsend & Stockton LLP from 2014 to July 2021, including as Office Managing Partner for the firm’s San Diego office from October 2019 to July 2021. Ms. Chung’s practice focused on complex and technical intellectual property counseling, litigation, and portfolio management. Ms. Chung received her J.D. from the University of California, Davis School of Law and her B.A. and M.A. from Stanford University.

Under the Merger Agreement, in connection with Mr. Dolinko’s separation from service with Ouster, Mr. Dolinko is eligible to receive the severance benefits set forth in Velodyne’s form of severance and change in control agreement on the terms and conditions thereof. Mr. Dolinko has previously executed a release of claims and accordingly is eligible for (i) 12 months of base salary, (ii) a payment equal to the executive’s annual target bonus, (iii) 12 months of COBRA premium reimbursement; and (iv) 100% accelerated vesting of all equity awards.

The foregoing description of Mr. Weinswig’s and Velodyne’s form of severance and change in control agreement does not purport to be complete and is qualified in its entirety by reference to the full agreement, a copy of the form of which is attached as Exhibit 10.1 of Velodyne’s June 14, 2021 Current Report on Form 8-K and is incorporated by reference herein.

Board of Directors

In accordance with the terms of the Merger Agreement, the board of directors of the combined company (the “Board”) will consist of eight directors, including four directors designated by Ouster and four directors designated by Velodyne.

Continued Service of Directors; Election of Directors

Three of the four directors designated by Ouster pursuant to the Merger Agreement, each of whom previously served, and continues to serve, as a member of the Board, in each case effective as of the Effective Time, are as follows: Angus Pacala, Susan Heystee and Karin Rådström. On February 10, 2023, the following directors from Ouster’s board of directors resigned, effective as of the Effective Time and in connection with the Mergers and not due to any disagreement with Ouster: Remy Trafalet, Emmanuel Hernandez and Sundari Mitra.

On February 10, 2023, Riaz Valani was appointed to the Board as the fourth director designated by Ouster pursuant to the Merger Agreement, effective as of the Effective Time.

On February 10, 2023, the four directors designated by Velodyne pursuant to the Merger Agreement, Dr. Ted Tewksbury, Virginia Boulet, Ernest Maddock and Kristin Slanina, each of whom previously served as a member of the board of directors of Velodyne immediately prior to consummation of the Mergers, were also appointed to the Board, effective as of the Effective Time. Dr. Tewksbury was also appointed as the Executive Chairman of the Board.

The Board continues to be divided into three classes, with Virginia Boulet and Riaz Valani appointed as Class II directors with a term expiring at the annual meeting to be held in 2023; Dr. Tewksbury appointed as a Class III director with a term expiring at the annual meeting to be held in 2024; and Ernest Maddock and Kristin Slanina appointed as Class I directors with a term expiring at the annual meeting to be held in 2025.

Immediately following the Effective Time, the composition of the Board’s committees is as follows:

•	Audit: Ernest Maddock (chair); Susan Heystee; and Kristin Slanina;

•	Compensation: Susan Heystee (chair); Ernest Maddock; and Kristin Slanina; and

•	Nominating and Corporate Governance: Virginia Boulet (chair); Karin Rådström; and Riaz Valani.

Other than the Merger Agreement, there are no arrangements between the newly appointed directors and any other person pursuant to which such directors were appointed. There are no transactions in which any such newly appointed director has an interest requiring disclosure under Item 404(a) of Regulation S-K. Non-employee members of the Board, including the newly appointed directors, will be compensated for such service in accordance with Ouster’s Second Amended and Restated Non-Employee Director Compensation Program (“Program”).

Under the Program, non-employee directors receive cash compensation as follows:

•	Each non-employee director receives an annual cash retainer in the amount of $40,000 per year.

•	Any chairperson of the board of directors receives an additional annual cash retainer in the amount of $60,000.

•	Any Lead Director receives an additional annual cash retainer in the amount of $60,000 per year.

•

The chairperson of the audit committee receives additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the audit committee. Each non-chairperson member of the audit committee receives additional annual cash compensation in the amount of $10,000 per year for such member’s service on the audit committee.

•

The chairperson of the compensation committee receives additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the compensation committee. Each non-chairperson member of the compensation committee receives additional annual cash compensation in the amount of $6,000 per year for such member’s service on the compensation committee.

•

The chairperson of the corporate governance committee receives additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the corporate governance committee. Each non-chairperson member of the corporate governance committee receives additional annual cash compensation in the amount of $5,000 per year for such member’s service on the corporate governance committee.

•

Each non-employee director may also elect to receive all or part of his or her annual cash retainer in the form of restricted stock units under our 2021 Incentive Award Plan. Elections to convert all or a portion of the annual cash retainer into restricted stock units must generally be made on or prior to December 31 of the year prior to the year in which the annual cash retainer is scheduled to be paid, or such earlier deadline as established by our board of directors or compensation committee. Each individual who first becomes a non-employee director is permitted to elect to convert the annual cash retainer payments scheduled to be paid in the same calendar year into restricted stock units, provided that the election is made prior to the date the individual becomes a non-employee director. Restricted stock units granted in lieu of all or a portion of the annual cash retainer are fully vested on the date of grant, and have a grant date fair value equal to the amount of the applicable portion of the annual cash retainer.

Under the Program, upon the initial appointment or election of a non-employee director, such director will automatically be granted (a) an award of restricted stock units with respect to a number of shares of our common stock calculated by dividing (i) $300,000 by (ii) the fair market value of a share of our common stock as of the date of grant that vests in equal quarterly installments over three years and (b) an award of restricted stock units with respect to a number of shares of our common stock calculated by dividing (i) the product of $175,000 multiplied times a fraction, the numerator of which is the number of full months between the date of appointment or election and the scheduled date of our next annual stockholder meeting, and the denominator of which is 12, by (ii) the fair market value of a share our common stock as of the date of grant that vests in equal quarterly installments through the date of the next annual stockholders meeting. Additionally, on the date of each annual stockholders meeting, each non-employee director automatically will be granted an award of restricted stock units with respect to a number of shares of our common stock calculated by dividing (a) $175,000 by (b) the fair market value of our common stock as of the date of grant that vests in equal quarterly installments through the earlier of the first anniversary of the date of grant or the next annual stockholders meeting.

Additionally, the Program provides that non-employee directors may elect to defer all or part of the settlement of restricted stock units granted to them.

In the event of a change in control, all restricted stock units and other equity-based awards held by any non-employee director, will vest immediately prior to such change in control.

The foregoing description of the Program does not purport to be complete and is qualified in its entirety by reference to the Program document, a copy of which is attached as Exhibit 10.1 of this Current Report on Form 8-K and is incorporated by reference herein.

In addition, in connection with the closing of the Mergers, each non-employee director was granted an award of 186,254 restricted stock units, which will vest in five equal quarterly installments, subject to the director’s continued service on the Board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Non-Employee Director Compensation Program

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ouster, Inc.

Date: February 13, 2023	By:	/s/ Angus Pacala
	Name:	Angus Pacala
	Title:	Chief Executive Officer